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
                                         PGI INCORPORATED AND SUBSIDIARIES

                                     FACTS FOR COMPUTATION OF NET LOSS PER SHARE

                                                          Three Months Ended Sept. 30,        Nine Months Ended Sept. 30,
                                                          ----------------------------      ------------------------------
                                                              1997             1996             1997               1996
                                                              ----             ----             ----               ----
1)   Net loss for period                                  $  (892,000)      $ (680,000)     $(2,515,000)       $(2,342,000)

2)   Average shares outstanding before assumed exercise
     of stock options and conversion of preferred stock
     and debentures                                         5,317,758        3,317,555        4,335,973          3,317,555
                                                          ===========       ==========      ===========        ===========

3)   Average shares outstanding from assumed exercise
     of stock options:
         Primary                                                   --               --               --                 --
                                                          ===========       ==========      ===========        ===========
         Fully diluted                                             --               --               --                 --
                                                          ===========       ==========      ===========        ===========

4)   Average shares outstanding from assumed conversion
     of preferred stock                                     3,760,000        3,760,000        3,760,000          3,760,000
                                                          ===========       ==========      ===========        ===========

5)   Average shares outstanding from assumed conversion
     of debenture                                           1,341,076        1,341,076        1,341,076          1,341,076
                                                          ===========       ==========      ===========        ===========

6)   Cumulative preferred dividends in arrears            $   160,000       $  160,000      $   480,000        $   480,000
                                                          ===========       ==========      ===========        ===========

7)   Interest and amortization charged against income
     for debentures during period                         $   190,000       $  190,000      $   569,000        $   569,000
                                                          ===========       ==========      ===========        ===========

ADJUSTMENT OF NET LOSS:
-----------------------
      Primary
         Net loss for period (Line 1)                     $  (892,000)      $ (680,000)     $(2,515,000)       $(2,342,000)
         Less cumulative preferred dividends in arrears
          (Line 6)                                          ( 160,000)        (160,000)        (480,000)          (480,000)
                                                          -----------       ----------      -----------        -----------

8)   Adjusted net loss for primary net loss per share     $(1,052,000)      $ (840,000)     $(2,995,000)       $(2,822,000)
                                                          ===========       ==========      ===========        ===========
     Fully Diluted
     -------------
         Adjusted net loss for primary net loss per
          share (Line 8)                                  $(1,052,000)      $ (840,000)     $(2,995,000)       $(2,822,000)
         Add cumulative preferred dividends in arrears
          on preferred stock assumed converted (Line 6)       160,000          160,000          480,000            480,000
         Add interest and amortization charged against
          income for debentures during period  (Line 7)       190,000          190,000          569,000            569,000
         Tax effect on Line 7                                      --<FA>           --<FA>          --<FA>              --<FA>
                                                          -----------       ----------      -----------        -----------

9)   Adjusted net loss for fully diluted net loss per
     share                                                $  (702,000)      $ (490,000)     $(1,946,000)       $(1,773,000)
                                                          ===========       ==========      ===========        ===========

ADJUSTMENT OF AVERAGE SHARES OUTSTANDING
----------------------------------------
Primary
-------
     Average shares outstanding (Line 2)                    5,317,758        3,317,555        4,335,973          3,317,555

     Average shares outstanding (Line 3)                           --               --               --                 --
                                                          -----------       ----------      -----------        -----------

10)  Shares assumed outstanding for primary net loss
     per share                                              5,317,758        3,317,555        4,335,973          3,317,555
                                                          ===========       ==========      ===========        ===========
Fully Diluted
-------------
     Average shares outstanding (Line 2)                    5,317,758        3,317,555        4,335,973          3,317,555


     Average shares outstanding from assumed exercise
      of stock options (Line 3)                                    --               --               --                 --

     Average shares outstanding from assumed conversion
      of preferred stock (Line 4)                           3,760,000        3,760,000        3,760,000          3,760,000

     Average shares outstanding from assumed conversion
      of debentures (Line 5)                                1,341,076        1,341,076        1,341,076          1,341,076
                                                          -----------       ----------      -----------        -----------


11)   Shares assumed outstanding for fully diluted net
      loss per share                                       10,418,834        8,418,631        9,437,049          8,418,631
                                                          ===========       ==========      ===========        ===========

NET LOSS PER SHARE:
-------------------
Before Adjustment
-----------------
      (Line 1 divided by Line 2)                               $ (.17)          $ (.20)          $ (.58)            $ (.71)
                                                               ======           ======           ======             ======
Primary
-------
      Net loss
      (Line 8 divided by Line 10)                              $ (.20)          $ (.25)          $ (.69)            $ (.85)
                                                               ======           ======           ======             ======
Fully Diluted<FB>
-------------
      Net loss<FB>                                             $ (.20)          $ (.25)          $ (.69)            $ (.85)
                                                               ======           ======           ======             ======

<FA>  No tax calculation has been made because of full utilization of all available tax benefits for financial account purposes.

<FB>  Fully diluted net loss per share is the same as primary net loss per share due to antidilutive effect of assumed exercise of stock options and conversion of preferred stock and debentures to common stock.

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